Exhibit 10.1

Omnibus Waiver and Amendment

This Omnibus Waiver and Amendment (this “Amendment”), dated as of March 21, 2024, is by and among Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the investors listed on the signature pages attached hereto (the “Investors”).

WITNESSETH

Whereas, the Company and the Investors are party to that certain Securities Purchase Agreement, dated as of July 13, 2023 (the “Purchase Agreement”), pursuant to which the Company issued to the Investors shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), the terms of which are set forth in a Certificate of Designations (the “Certificate of Designations”), and warrants (the “Warrants,” and, together with the Purchase Agreement and the Certificate of Designations, the “Transaction Documents”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

Whereas, the undersigned Investors are all of the holders of outstanding shares of Preferred Stock and Warrants; and

Whereas, on December 21, 2023, the Company issued as equity awards shares of Common Stock and options to purchase shares of Common Stock, including awards whose vesting has not yet occurred and is subject to the achievement of certain milestones, representing an aggregate of 348,711 shares of Common Stock and shares of Common Stock issuable upon exercise of the options, to certain directors, officers, employees of the Company in their respective capacities as such pursuant to an Approved Stock Plan (as defined in the Purchase Agreement and the Certificate of Designations) representing an aggregate number of shares of Common Stock in excess of 5% of the shares of Common Stock issued and outstanding immediately prior to the date of the Purchase Agreement (such shares and options, the “December Issuances”); and

Whereas, pursuant to Section 4(k) of the Purchase Agreement, neither the Company nor any of its Subsidiaries may directly or indirectly effect a Subsequent Placement (as defined in the Purchase Agreement) during the Restricted Period (as defined in the Purchase Agreement), except where such issuance or grant consists of Excluded Securities (as defined in the Purchase Agreement); and

WHEREAS, the Company and the Investors desire to exclude the December Issuances from all other covenants and provisions in the Transaction Documents that may be applicable to such issuances; and

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Waiver. The parties hereto agree that, effective as of December 31, 2023, the December Issuances shall be deemed to constitute “Excluded Securities” under each of the Transaction Documents. In addition, the Investors hereby waive any breach or violation of the Transaction Documents resulting from the December Issuances and further agree that the December Issuances shall not result in any adjustment to the Preferred Stock or otherwise trigger any right or remedy of the Investors.

2.	Amendment. Effective as of December 31, 2023, Section 4(c) of the Warrants is hereby amended and restated in its entirety as follows (emphasis added):

(c)	Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Fundamental Transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

3.	No Consideration. No Investor has received any consideration for its entry into this Amendment which has not also been given to each other Investor. There are no side letters or other agreements between the Company and another Investor related to the execution and delivery of this Amendment or the matters contemplated hereby. Any contravention of the foregoing representations shall be immediately disclosed to each Investor and each Investor shall be entitled, at its option, to receive the benefits of such consideration, side letter or other agreement.

4.	Counterparts; Facsimile Execution. This Amendment may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.	Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

6.	Terms and Conditions of the Transaction Documents. Except as modified and amended herein, all of the terms and conditions of the Transaction Documents shall remain in full force and effect.

[Signature pages follow immediately.]

[Parent Signature Page to Omnibus Waiver and Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Company:

Petros Pharmaceuticals, Inc.

By:
Name:
Title:

[Investor Signature Page to Omnibus Waiver and Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Name of Investor:

By:
Name of signatory:
Title: